                                                                   Exhibit 4.1e


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                      STATIA TERMINALS INTERNATIONAL N.V.,
                     STATIA TERMINALS CANADA, INCORPORATED,
                                   as Issuers,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       and

                                  HSBC BANK USA

                    (formerly known as Marine Midland Bank),

                                   as TRUSTEE

                 11-3/4% First Mortgage Notes due 2003, Series A

                 11-3/4% First Mortgage Notes due 2003, Series B

                       ----------------------------------


                          FIFTH AMENDMENT TO INDENTURE

                         Dated as of September 30, 2001

                       ----------------------------------




================================================================================

                          FIFTH AMENDMENT TO INDENTURE

FIFTH AMENDMENT (this "AMENDMENT"), dated as of September 30, 2001, to the Indenture (the "INDENTURE"), dated as of November 27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("STATIA"), Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia ("STATIA CANADA", and together with Statia, the "ISSUERS"), the Subsidiary Guarantors named therein (the "SUBSIDIARY GUARANTORS") and HSBC Bank USA, formerly known as Marine Midland Bank (the "TRUSTEE"), as Trustee. Capitalized terms used but not defined herein shall have the respective meaning provided such terms in the Indenture.

                              W I T N E S S E T H :

                  WHEREAS, the Indenture as currently drafted is ambiguous as to whether sales, transfers or other dispositions of assets between Wholly-Owned Restricted Subsidiaries are, subject to the fulfillment of certain conditions, excluded from the definition of "Asset Sale";

                  WHEREAS, the Indenture clearly intends to exclude from the definition of "Asset Sale," sales, transfers or other dispositions of assets between Wholly-Owned Restricted Subsidiaries, subject to the fulfillment of certain conditions, since a Wholly-Owned Restricted Subsidiary could sell, transfer or dispose of assets to Statia and Statia could then transfer the assets to another Wholly-Owned Restricted Subsidiary without any such sale, transfer or disposition constituting, subject to the fulfillment of certain conditions, an "Asset Sale";

                  WHEREAS, the Issuers believe that the failure to provide for an exclusion, subject to the fulfillment of certain conditions, for sales, transfers or dispositions of assets between Wholly-Owned Restricted Subsidiaries from the definition of "Asset Sale" was an oversight and thus creates an ambiguity in the Indenture;

                  WHEREAS, the parties desire to amend the Indenture pursuant to
Section 9.01 of the Indenture to cure this ambiguity; and

                  WHEREAS, Statia Terminals Canada Holdings, Inc. ("STCHI"), a corporation organized under the laws of Nova Scotia, Statia Terminals Canada Partnership ("STCP"), a general partnership organized under the laws of Nova Scotia, are newly formed Wholly-Owned Restricted Subsidiaries of Statia.

                  NOW, THEREFORE, IT IS AGREED:

         1. AMENDMENT. Clause (i) of the definition of "Asset Sale" in Section
1.01 of the Indenture is hereby amended and restated in its entirety as follows:

                           "(i) any sale, transfer or other disposition between Statia and any of its Wholly-Owned Restricted Subsidiaries or between two or more Wholly-Owned Restricted Subsidiaries; PROVIDED, that in the event any assets which constitute a portion of the Collateral are so sold,




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                           transferred or disposed of, Statia or the appropriate
                           Wholly-Owned Restricted Subsidiary, as the case may be, shall acquire such Collateral subject to the Lien of this Indenture and the Security Documents and shall take or cause to be taken all action necessary or appropriate to maintain, preserve and protect the Security Interest in such Collateral granted by the Security Documents,"

         2. ASSUMPTION. Each of STCHI and STCP expressly assumes and affirms all the obligations of a Subsidiary Guarantor and Wholly-Owned Restricted Subsidiary under the Indenture.

         3. TIA CONTROLS. If any provision of this Amendment limits or conflicts with another provision which is required to be included in this Amendment by the TIA, the required provision shall control.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         5. COUNTERPARTS. This Amendment may be executed and agreed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A complete set of counterparts shall be lodged with the signatories hereto.

         6. INDENTURE NOT OTHERWISE AMENDED. The terms and provisions of the Indenture not amended hereby shall continue to remain in full force and effect.

         7. REFERENCES. From and after the date hereof, all references in the Indenture shall be deemed to be references to the Indenture as amended hereby.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Subsidiary Guarantors.


                                      * * *




                                     - 3 -
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 30 day of September, 2001.

                                       STATIA TERMINALS INTERNATIONAL N.V.



                                       By: /s/ James G. Cameron
                                           -------------------------------------
                                       Name:  James G. Cameron
                                       Title: Managing Director


                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS CANADA, INCORPORATED, on its own behalf and as managing partner of STATIA TERMINALS CANADA PARTNERSHIP


                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President


                                       STATIA TERMINALS CANADA HOLDINGS, INC.,
                                       on its own behalf and as managing partner of STATIA TERMINALS CANADA PARTNERSHIP


                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President


                                       HSBC BANK USA, as TRUSTEE



                                       By: /s/ Frank J. Godino
                                           -------------------------------------
                                       Name:  Frank J. Godino
                                       Title: Vice President



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IN WITNESS WHEREOF, each of the undersigned Subsidiary Guarantors has caused this Amendment to be duly executed as of this 30 day of September, 2001.

                                       STATIA TERMINALS CORPORATION N.V.


                                       By: /s/ Victor M. Lopez, Jr.
                                           -------------------------------------
                                       Name:  Victor M. Lopez
                                       Title: Controller

                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS DELAWARE, INC.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS, INC.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS N.V.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       SABA TRUST COMPANY N.V.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President




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                                       BICEN DEVELOPMENT CORPORATION N.V.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       SEVEN SEAS STEAMSHIP COMPANY, INC.



                                       By: /s/ Victor M. Lopez, Jr.
                                           -------------------------------------
                                       Name:  Victor M. Lopez Jr.
                                       Title: Treasurer



                                       STATIA TUGS N.V.



                                       By: /s/ James G. Cameron
                                           -------------------------------------
                                       Name:  James G. Cameron
                                       Title: Managing Director



                                       SEVEN SEAS STEAMSHIP COMPANY (SINT
                                       EUSTATIUS) N.V.


                                       By: /s/ Victor M. Lopez, Jr.
                                           -------------------------------------
                                       Name:  Victor M. Lopez Jr.
                                       Title: Treasurer



                                       POINT TUPPER MARINE
                                       SERVICES LIMITED, on its
                                       own behalf and as managing
                                       partner of STATIA TERMINALS
                                       CANADA PARTNERSHIP



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President





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                                       STATIA LABORATORY SERVICES N.V.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS NEW JERSEY, INC.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President



                                       STATIA TERMINALS ANTILLES N.V.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President





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